UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2012

Landmark Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20878	43-1930755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Poyntz Avenue
Manhattan, Kansas 66502
(Address of principal executive offices) (Zip code)

(785) 565-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2012, Landmark National Bank (“Landmark”), the wholly-owned bank subsidiary of Landmark Bancorp, Inc., announced the execution of an Agreement and Plan of Merger, dated January 13, 2012 (the “Merger Agreement”), with Wellsville Bancshares, Inc. (“Wellsville”) and its wholly-owned bank subsidiary, The Wellsville Bank, which provides for the merger of The Wellsville Bank into Landmark.  In connection with the Merger Agreement, Landmark also entered into a voting agreement (the “Voting Agreement”) with certain of the shareholders of Wellsville, pursuant to which they agreed to vote the shares of Wellsville common stock that they own in favor of the merger.  The Voting Agreement covers in excess of 85% of the outstanding shares of Wellsville common stock.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  A copy of the press release, dated January 17, 2012, issued by Landmark and The Wellsville Bank relating to the merger is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated January 13, 2012, among Landmark National Bank, The Wellsville Bank and Wellsville Bancshares, Inc.

99.1	Press Release, dated January 17, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2012	Landmark Bancorp, Inc.

	By:	/s/ Mark A. Herpich
	Name:	Mark A. Herpich
	Title:	Vice President, Secretary, Treasurer and Chief Financial Officer